UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

LAKELAND INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-15335	13-3115216
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Pride Lane SW, Decatur, AL 35603
(Address of Principal Executive Offices, including Zip Code)

(256) 350-3873
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LAKE	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 25, 2020, Lakeland Industries, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Bank of America, N.A. (the “Lender”). The Loan Agreement provides the Company with a $12.5 million senior secured revolving credit facility, which includes a $5 million letter of credit sub-facility and an option to convert up to $5 million of the revolving credit facility into a term loan facility. The senior secured revolving credit facility includes an accordion feature under which the Company may request from time to time an increase in the revolving commitment of up to $5 million (for a total commitment of up to $17.5 million).

Borrowing pursuant to the revolving credit facility is subject to a borrowing base amount calculated as (a) 80% of the balance due on acceptable accounts receivable, as defined, plus (b) 50% of the value of acceptable inventory, as defined, minus (c) an amount of certain reserves as the Lender may establish for the amount of estimated exposure, as reasonably determined by the Lender from time to time, under certain interest rate swap contracts. The borrowing base limitation only applies during periods when the Company’s quarterly funded debt to EBITDA ratio, as defined, exceeds 2.00 to 1.00.

The revolving credit facility matures on June 25, 2025, subject to earlier termination upon the occurrence of certain events of default as set forth in the Loan Agreement. The Loan Agreement provides that the proceeds of any amounts drawn under the revolving credit facility are to be used only for business purposes.

Borrowings under the revolving credit facility bear interest at a rate per annum equal to the sum of the LIBOR Daily Floating Rate (“LIBOR”), plus 125 basis points. LIBOR is subject to a floor of 100 basis points. All outstanding principal and unpaid accrued interest under the revolving credit facility is due and payable on the maturity date. On a one-time basis, and subject to there not existing an event of default, the Company may elect convert up to $5 million of the then outstanding principal of the revolving credit facility to a term loan facility with an assumed amortization of 15 years and the same interest rate and maturity date as the revolving credit facility. The Loan Agreement provides for an annual unused line of credit commitment fee, payable quarterly, of 0.25%, based on the difference between the total credit line commitment and the average daily amount of credit outstanding under the facility during the preceding quarter.

The Company made certain representations and warranties to the Lender in the Loan Agreement that are customary for credit arrangements of this type. The Company also agreed to maintain, as of the end of each fiscal quarter, a minimum “basic fixed charge coverage ratio” (as defined in the Loan Agreement) of at least 1.15 to 1.00 and a “funded debt to EBITDA ratio” (as defined in the Loan Agreement) not to exceed 3.00 to 1.00, in each case for the trailing 12-month period ending with the applicable quarterly reporting period. The Company also agreed to certain negative covenants that are customary for credit arrangements of this type, including restrictions on the Company’s ability to enter into mergers, acquisitions or other business combination transactions, conduct its business, grant liens, make certain investments, make substantial change in the present executive or management personnel and incur additional indebtedness, which negative covenants are subject to certain exceptions.

The Loan Agreement contains customary events of default that include, among other things (subject to any applicable cure periods and materiality qualifier), non-payment of principal, interest or fees, defaults under related agreements with the Lender, cross-defaults under agreements for other indebtedness, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgements and material adverse change. Upon the occurrence of an event of default, the Lender may terminate all loan commitments, declare all outstanding indebtedness owing under the Loan Agreement and related documents to be immediately due and payable, and may exercise its other rights and remedies provided for under the Loan Agreement.

In connection with the Loan Agreement, the Company entered into with the Lender (i) a security agreement dated June 25, 2020 (the “Security Agreement”), pursuant to which the Company granted to the Lender a first priority perfected security interest in substantially all of the personal property and the intangibles of the Company, and (ii) a pledge agreement, dated June 25, 2020 (the “Pledge Agreement”), pursuant to which the Company granted to the Lender a first priority perfected security interest in the stock of its subsidiaries (limited to 65% of those subsidiaries that are considered “controlled foreign subsidiaries” as set forth in the Internal Revenue Code and regulations). The Company’s obligations to the Lender under the Loan Agreement are also secured by a negative pledge evidenced by a Non-encumbrance Agreement (the “Non-encumbrance Agreement”) covering the real property owned by the Company in Decatur, Alabama.

The foregoing descriptions of the Loan Agreement, the Security Agreement, the Pledge Agreement and the Non-encumbrance Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement, the Security Agreement, the Pledge Agreement and the Non-encumbrance Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Copies of the Loan Agreement, the Security Agreement, the Pledge Agreement and the Non-encumbrance Agreement have been included as exhibits to this Current Report on Form 8-K to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Loan Agreement, the Security Agreement, the Pledge Agreement and the Non-encumbrance Agreement were made only for purposes of such agreements and as of the specific date of such agreements; were made solely for the benefit of the parties to such agreements; may be subject to limitations agreed upon by the contracting parties, including being qualified by information that may modify, qualify or create exceptions to the representations and warranties set forth in such agreements; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to such agreements; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such agreements, which subsequent information may or may not be fully reflected the Company’s public disclosures.

Item 1.02    Termination of a Material Definitive Agreement.

On June 25, 2020, that certain loan agreement, dated May 10, 2017 (the “Prior Loan Agreement”), by and between the Company, as borrower, and Truist Bank (as the successor to SunTrust Bank), as lender, and the related agreements between the Company and Truist Bank, terminated. No indebtedness was outstanding under the Prior Loan Agreement at the time of its termination.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03. No amounts have been drawn down under the revolving credit facility of the Loan Agreement as of the date hereof.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits
The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Loan Agreement, dated as of June 25, 2020, by and between Lakeland Industries, Inc. and Bank of America, N.A.
10.2	Security Agreement, dated as of June 25, 2020, by and between Lakeland Industries, Inc. and Bank of America, N.A.
10.3	Pledge Agreement, dated as of June 25, 2020, by and between Lakeland Industries, Inc. and Bank of America, N.A.
10.4	Non-encumbrance Agreement, dated as of June 25, 2020, by Lakeland Industries, Inc. for the benefit of Bank of America, N.A.
99.1	Press Release dated July 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: July 1, 2020	By:	/s/ Charles D. Roberson
Charles D. Roberson
Chief Executive Officer

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